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                                                                    EXHIBIT 10.6


                   PROMOTIONAL AND CUSTOMER SERVICES AGREEMENT


         THIS PROMOTIONAL AND CUSTOMER SERVICES AGREEMENT (this "Agreement"), effective as of October 1, 1999, is made by and between VARSITYBOOKS.COM INC., a Delaware corporation, and its permitted successors and assigns (the "Company"), and BAKER & TAYLOR, INC., a Delaware corporation, and its permitted successors and assigns ("B&T").

         WHEREAS, the Company operates as an Internet supplier of textbooks ("Textbooks") and B&T provides Textbooks to customers of the Company and performs a variety of promotional and customer services functions for the Company in connection therewith;

         WHEREAS, the Company and B&T are parties to that certain Equity Investment and Operating Agreement dated July 10, 1998, as amended by the First Amendment to Equity Investment and Operating Agreement and License Agreement by and between the Company and B&T dated October 9, 1998 and as further amended by that certain Operating Agreement dated October 1, 1999 (the "Operating Agreement");

         WHEREAS, the Company and B&T also are parties to that certain Amended and Restated Drop Ship Agreement of even date herewith (the "Drop Ship Agreement");

         WHEREAS, the Company and B&T also are parties to that certain Amended and Restated Database License Agreement of even date herewith (the "License Agreement", together with this Agreement, the Operating Agreement and the Drop Ship Agreement, the "Related Agreements"); and

         WHEREAS, the Company and B&T now desire to enter into this Agreement to describe certain additional services to be provided by B&T to the Company;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Agreement, the parties, intending to be legally bound, agree as follows:


I. PRODUCT AND WEB SITE DEVELOPMENT. B&T will continue to assist the Company in developing the Company's product and customer base. Such assistance may include providing guidance to the Company in its efforts at identifying appropriate titles to offer, and licensing to the Company the following data elements, where available to B&T, for display by the Company on the Company's Internet web site (the "Web Site"): (i) bibliographic and other limited product information about the selected Textbook titles; (ii) scanned images of Textbook jacket art; (iii) table of contents; and (iv) updated Inventory status. Subject to the terms and conditions of the License Agreement, B&T will provide the Company (x) available scanned images of jacket art and (y) table of contents on items that B&T has designated in the Database (as defined in the License Agreement) as either in stock or on order at the Investor's Momence, Illinois location or at such other of B&T's locations as the Company and B&T have agreed may be used for fulfillment services. Such information will be updated from time to time as additional information becomes available.


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II.      ADDITIONAL SERVICES

         In addition, B&T agrees to provide additional services to the Company, including but not limited to the following (the "Additional Services"): (i) add titles and other information for new Textbooks into the Database; (ii) procure shipping boxes customized with the Company's name and logo; (iii) restock and replace damaged and returned books pursuant to the Drop Ship Agreement; (iv) maintain and license the Licensed Data to the Company pursuant to the License Agreement; (v) maintain and use EDI protocol to transmit invoices, orders, reports and other information to the Company; and (vi) perform additional marketing and other services for the Company as the parties may agree from time to time. The cost of the Additional Services is set forth in Schedule I attached hereto. The parties may amend Schedule I by mutual agreement from time to time.

III.     LIMITATION OF WARRANTIES

         A. NOTWITHSTANDING ANYTHING CONTAINED HEREIN OR IN ANY RELATED DOCUMENT, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY HEREUNDER FOR ANY INDIRECT, CONSEQUENTIAL, PUNITIVE OR INCIDENTAL DAMAGES ARISING OUT OF THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         B. The provisions of this Article 3 shall survive the termination or expiration of this Agreement.

IV.      MISCELLANEOUS

         A. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter hereof.

         B. Publicity. All general notices, releases, statements and communications to employees, suppliers, distributors and customers of a party and to the general public and the press relating to the transactions covered by the Operating Agreement or any Related Agreement shall be made by such party hereto only at such times and in such manner as may be mutually agreed upon by the Company and B&T, except as may be required by any applicable law and regulation. Either party may describe the terms, and include a copy, of this Agreement and the exhibits hereto in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

         C. Expenses. Each party hereto shall be solely responsible for its respective expenses in connection with the negotiation, preparation and performance of this Agreement (including, without limitation, all legal and accounting expenses).

         D. Parties in Interest. All obligations and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto, whether so expressed or not. Except as otherwise expressly provided herein, nothing in this Agreement is intended to confer upon any other person or entity any rights or remedies hereunder.


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         E.      Notices.  All notices, requests, consents, and other
communications hereunder shall be in writing and shall be deemed effectively given and received upon delivery in person, or one business day after delivery by national overnight courier service or by telecopier transmission with acknowledgment of transmission receipt, or three business days after deposit via certified or registered mail, return receipt requested, in each case addressed as follows:

         if to the Company:       VarsityBooks.com Inc.
                                  1050 Thomas Jefferson Street, N.W.
                                  Suite 525
                                  Washington, D.C. 20007
                                  Attention:  Mr. Eric J. Kuhn
                                  Telephone:  (202) 667-3400

         with a copy to:          Shaw Pittman
                                  1676 International Drive
                                  14th Floor
                                  McLean, Virginia  22102-4835
                                  Attention:  Andrew M. Tucker
                                  Telephone:  (703) 790-7900
                                  Fax:        (703) 790-7901

         if to B&T:               Baker & Taylor, Inc.
                                  Five LakePointe Plaza
                                  Suite 500
                                  2709 Water Ridge Parkway
                                  Charlotte, North Carolina 28217
                                  Attention:  James S. Ulsamer, Executive
                                              Vice President
                                  Fax:  (704) 329-9105

         with copy to:            Dow, Lohnes & Albertson, PLLC
                                  1200 New Hampshire Avenue, N.W.
                                  Suite 800
                                  Washington, DC 20036-6802
                                  Attention:  Bradley Jacobsen
                                  Telephone:  (202) 776-2234
                                  Fax:  (202) 776-2222

         or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

         F. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THAT STATE'S PROVISIONS OF CONFLICT OF LAWS.


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         G       Counterparts.  This Agreement may be executed in one or more counterparts by facsimile or original signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         H. No Waivers; Amendments. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and B&T.

         I. Severability. If any provision of this Agreement shall be declared void or unenforceable by a judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

         J. Gender. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons, thing or entity may require.

         K. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         L. Termination. This Agreement shall terminate upon the termination or expiration of the Operating Agreement.


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         M.      Assignment. Neither party hereto shall assign its rights or obligations hereunder without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld or delayed; provided, however, that the Company may assign its rights and obligations hereunder to CollegeOps LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company. Unless otherwise provided in a writing signed by the Company and B&T, such assignment shall not relieve the Company of any of its obligations hereunder.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

 The Company:                                    B&T:

 VARSITYBOOKS.COM INC.                           BAKER & TAYLOR, INC.


 By: /s/ Eric J. Kuhn                            By: /s/ James S. Ulsamer
    -----------------------------                   ----------------------------
 Name:  Eric J. Kuhn                             Name: James S. Ulsamer
 Title:  Chief Executive Officer                 Title: Executive Vice President



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                                  PROMOTIONAL


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